As filed with the Securities and Exchange Commission on March 26, 2012

Registration No. 333-151706

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EASTERN INSURANCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	20-2653793
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

25 Race Avenue

Lancaster, Pennsylvania 17603-3179

(717) 396-7095

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copy to:

Kevin M. Shook, Chief Financial Officer Eastern Insurance Holdings, Inc. 25 Race Avenue Lancaster, Pennsylvania 17603-3179 (717) 396-7095	Wesley R. Kelso, Esq. Stevens & Lee, P.C. 51 South Duke Street Lancaster, Pennsylvania 17602 (717) 399-6632

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

On June 19, 2008, we filed Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-151706) (the “Registration Statement”) with the Securities and Exchange Commission in order to register 125,000 shares of our common stock, no par value (the “Common Stock”), for offering and sale to eligible participants under our 2008 Agency Stock Purchase Plan (the “Plan”). The Registration Statement became effective upon filing.

As of November 10, 2011, we amended the Plan to clarify that eligible participants under the Plan include eligible insurance agencies and their principals, partners, officers, stockholders and key employees. In addition, the prospectus is amended to update information relating to our company that has changed since the June 19, 2008 Amendment No. 1 to Registration Statement. In order to reflect these changes, we have amended the prospectus filed as part of this Post-Effective Amendment No. 1 to the Registration Statement.

PROSPECTUS

EASTERN INSURANCE HOLDINGS, INC.

AMENDED AND RESTATED

2008 AGENCY STOCK PURCHASE PLAN

125,000 shares of Common Stock, no par value

This prospectus relates to 125,000 shares of our common stock, no par value, offered under our 2008 Agency Stock Purchase Plan, as amended (the “Plan”). Our insurance agencies and their principals, partners, officers, stockholders and key employees are eligible to participate in the Plan as described in this prospectus. Our common stock is listed for trading on the NASDAQ Global Market (“NASDAQ”) under the symbol “EIHI.”

We will offer shares of our common stock under the Plan directly to eligible participants through our officers and will not use a broker or a dealer. In addition, we will not pay commissions, discounts or any other payments to any person for services in connection with the offer or sale of shares of our common stock under the Plan. We will pay all costs of administering the Plan. Participants will not incur brokerage commissions or service charges for the purchase of shares under the Plan. We will retain all proceeds from the sale of shares of our common stock under the Plan.

Our principal executive offices are located at 25 Race Avenue, Lancaster, Pennsylvania 17603-3179; telephone (888) 654-7100. You should retain this prospectus for future reference.

SEE “RISK FACTORS” BEGINNING ON PAGE 3 FOR A DISCUSSION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER BEFORE YOU INVEST IN OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is March 26, 2012.

PROSPECTUS SUMMARY

Unless the context indicates otherwise, all references in this prospectus to “we,” “us,” “our” or the “Company” include Eastern Insurance Holdings, Inc. (“EIHI”) and its direct and indirect wholly-owned subsidiaries, Global Alliance Holdings, Ltd. (“Global Alliance”), Eastern Alliance Insurance Company (“Eastern Alliance”), Allied Eastern Indemnity Company (“Allied Eastern”), Eastern Advantage Assurance Company (“Eastern Advantage”), Employers Security Insurance Company (“Employers Security”), Employers Alliance, Inc. (“Employers Alliance”), Eastern Re, Ltd., S.P.C. (“Eastern Re”), and Eastern Services Corporation (“Eastern Services”).

We are an insurance holding company offering workers’ compensation insurance and reinsurance products through our direct and indirect wholly owned subsidiaries. The following provides a brief description of our direct and indirect wholly owned subsidiaries:

•	Global Alliance is a holding company domiciled in the Commonwealth of Pennsylvania;

•

Eastern Alliance, Allied Eastern and Eastern Advantage are stock property/casualty insurance companies domiciled in the Commonwealth of Pennsylvania and, along with Employers Security, conduct business as Eastern Alliance Insurance Group (“EAIG”). The four insurance companies provide EAIG with increased underwriting flexibility through the use of a tiered rating structure;

•	Employers Security is a stock property/casualty insurance company domiciled in the State of Indiana;

•	Employers Alliance is a Pennsylvania corporation offering claims administration and risk management services to self-insured property/casualty customers;

•	Eastern Re is a segregated portfolio cell reinsurance company domiciled in the Cayman Islands; and

•	Eastern Services is a Pennsylvania corporation that provides management services to EAIG and Employers Alliance.

We are authorized to issue 20,000,000 shares of common stock and 5,000,000 shares of preferred stock. We are offering to eligible independent insurance agencies of our subsidiary insurance companies, as well as their principals, general partners, officers, stockholders and key employees, an opportunity to acquire a proprietary interest in us through the Plan. We adopted the Plan to foster our interests and the interests of the agencies that are eligible to participate in the Plan in achieving long-term profitable growth for us.

We have reserved 125,000 shares of common stock for sale to eligible participants under the Plan for the five-year period ending June 30, 2013. The purchase price for shares of our common stock purchased under the Plan will be 90% of the average closing prices of the common stock on the NASDAQ Global Market during the applicable subscription period.

We will offer shares under the Plan directly to eligible participants and will not use a broker or a dealer. In addition, we will not pay commissions, discounts or any other payments to any person for services in connection with the sale of shares of our common stock under the Plan. We will pay all costs of administering the Plan. Participants will not incur brokerage commissions or service charges for the purchase of shares under the Plan.

RISK FACTORS

Investment in our common stock involves a high degree of risk. You should carefully consider the risks described in the “Risk Factors” section of any prospectus supplement as well as in the section titled “Risk Factors” in our most recent annual report on Form 10-K filed with the SEC, which “Risk Factors” sections are incorporated in this registration statement by reference in their entirety, as well as other information in this prospectus, any accompanying prospectus supplement, and any other documents or reports incorporated by reference before purchasing any of our securities. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a loss of your investment.

CAUTIONARY NOTICE REGARDING FORWARD LOOKING STATEMENTS

This document contains forward-looking statements, which can be identified by the use of such words as “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect” and similar expressions. These forward-looking statements include:

•	statements of goals, intentions and expectations;

•	statements regarding prospects and business strategy; and

•	estimates of future costs, benefits and results.

These forward-looking statements are subject to significant risks, assumptions and uncertainties, including, among other things, the factors incorporated under the heading “Risk Factors” of this document that could affect the actual outcome of future events.

All of these factors are difficult to predict and many are beyond our control. These important factors include those listed below:

•	the ability to carry out our business plans;

•	future economic conditions in the regional and national markets in which we compete that are less favorable than expected;

•	the effect of legislative, judicial, economic, demographic and regulatory events in the states in which we do business;

•	the ability to obtain licenses and enter new markets successfully and capitalize on growth opportunities either through mergers or the expansion of our producer network;

•

financial market conditions, including, but not limited to, changes in interest rates and the credit and equity markets causing a reduction of investment income or investment gains, an acceleration of the amortization of deferred policy acquisition costs, reduction in the value of our investment portfolio or a reduction in the demand for our products;

•	the impact of acts of terrorism and acts of war;

•	the effects of terrorist related insurance legislation and laws;

•	changes in general economic conditions, including inflation, unemployment, interest rates and other factors;

•	the cost, availability and collectability of reinsurance;

•	estimates and adequacy of loss reserves and trends in losses and LAE;

•

heightened competition, including specifically the intensification of price competition, increased underwriting capacity and the entry of new competitors and the development of new products by new and existing competitors;

•	the effects of mergers, acquisitions and dispositions;

•	changes in the coverage terms selected by insurance customers, including higher deductibles and lower limits;

•	changes in the underwriting criteria that we use resulting from competitive pressures;

•	our inability to obtain regulatory approval of, or to implement, premium rate increases;

•	the potential impact on our reported earnings that could result from the adoption of future accounting standards issued by the Financial Accounting Standards Board or other standard-setting bodies;

•	our inability to carry out marketing and sales plans, including, among others, development of new products or changes to existing products and acceptance of the new or revised products in the market;

•	unanticipated changes in industry trends and ratings assigned by nationally recognized rating organizations;

•	adverse litigation or arbitration results; and

•

adverse changes in applicable laws, regulations or rules governing insurance holding companies and insurance companies, and tax or accounting matters including limitations on premium levels, increases in minimum capital and reserves, and other financial viability requirements, and changes that affect the cost of, or demand for our products.

Because forward-looking information is subject to various risks and uncertainties, actual results may differ materially from that expressed or implied by the forward-looking information. Therefore, we caution you not to place undue reliance on this forward-looking information.

All subsequent written and oral forward-looking information attributable to the Company or any person acting on our behalf is expressly qualified in its entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to update or revise any forward-looking statements to reflect any changed assumptions, any unanticipated events or any changes in the future.

DESCRIPTION OF THE AGENCY STOCK PURCHASE PLAN

We describe the provisions of the Plan below in question and answer form. The Plan was originally adopted by our board of directors on February 14, 2008 and was approved by our shareholders at our annual meeting on May 13, 2008. The board of directors approved the amendment and restatement of the Plan on November 10, 2011.

Purpose of the Plan

1.	What is the purpose of the Plan?

The Plan is intended to provide selected insurance agencies of the Company and their principals, general partners, officers, stockholders, and key employees with an opportunity to acquire shares of the Company’s common stock at a discount from the current market value of such stock. The Plan is designed to foster the common interests of the Company and eligible participants in achieving long-term profitable growth for the Company. For this purpose, the Company has reserved 125,000 shares of common stock exclusively for purchase and issuance under the Plan.

Advantages and Disadvantages

2.	What are the advantages of the Plan?

Participation in the Plan presents the following advantages:

•	Participants may purchase our common stock at a 10% discount from the market price;

•	Participants will not pay any brokerage commissions or service charges in connection with their purchases;

•	There are no minimum purchase requirements to participate in the Plan; and

•	Participants avoid the safekeeping of stock certificates for shares of common stock credited to their accounts.

3.	What are the disadvantages of the Plan?

Participation in the Plan presents the following disadvantages:

•	The Company may amend, suspend or terminate the Plan without advance notice or reason;

•	Participants may not purchase more than 1,000 shares of common stock in any one calendar year and may not purchase more than 500 shares in any one calendar quarter;

•	No interest will be paid to participants on amounts contributed by a participant and not used to buy shares during the Subscription Period;

•

Participants may only enroll four times per calendar year (these Enrollment Periods extend from the 15th day to the 31st day of each March and December, and the 15th to the 30th day of each June and September);

•	Dividends that are reinvested under the Plan to purchase additional shares of common stock are purchased at the current market price and are not eligible for the 10% discount; and

•

The Company has a right of first refusal to repurchase the common stock that is purchased pursuant to this Plan, so a participant must notify the Company of its intention to withdraw from the Plan, in whole or in part, and the Company has 14 days to notify the participant in writing whether the Company will exercise its right of first refusal.

Administration

4.	Who administers the Plan for participants?

The Company’s finance committee (the “Committee”) administers the Plan and is appointed from time to time by our board of directors. The Committee is responsible for maintaining participant accounts, which includes, but is not limited to, allocating contributions, effecting distributions in cash or common stock, and issuing appropriate notices and forms. The Committee may also contract with a third party vendor to administer the Plan on its behalf. The Committee may adopt rules and regulations for administering the Plan. However, the Committee may not amend, suspend or terminate the Plan, or otherwise engage in any material transaction without prior approval of the Board of Directors. The Company’s interpretations or constructions of the provisions of the Plan are final and conclusive until such time as the Company amends the Plan or indicates otherwise.

We do not compensate members of the Committee for administering the Plan. The Company reserves the right to appoint additional or different Committee members at any time.

5.	Where can I obtain additional information about the Plan and its administrators?

You can obtain additional information about the Plan and its administrators by contacting Kevin M. Shook, Executive Vice President and Chief Financial Officer, at Eastern Insurance Holdings, Inc., 25 Race Avenue, Lancaster, PA 17603-3179.

6.	What is the term of the Plan?

The Plan will be in effect until the earliest of June 30, 2013, the date all shares of common stock reserved for the Plan have been subscribed for, or the Company otherwise terminates the Plan. The Company has the right to terminate the Plan at any time without advance notice. Upon termination, participants will receive a termination notice, indicating that the Company has a right of first refusal with respect to the shares of common stock and whether the Company plans to purchase the shares, and if so, how many shares. In the event the Company elects to purchase some but not all of the common stock held in participants’ accounts, it must purchase a pro rata portion of the common stock held in each participant’s account.

Participation and Enrollment

7.	Who is eligible to participate in the Plan?

Eligible insurance agencies may participate in the Plan. An eligible agency is an insurance agency that:

•	Is under contract with any of our insurance company subsidiaries to promote and sell the subsidiary’s insurance products; and

•	Is, as of January 1, 2012, in good standing and has at least $500,000 in premiums, either in direct written premiums or adjusted present value of premiums.

Also eligible to purchase shares under the Plan are:

•	the principals, partners, officers and stockholders of, and designated by, an eligible agency (collectively, “Principals”); and

•	key employees of eligible agencies designated by an eligible agency (“Key Employees,” and together with Principals, “Eligible Persons”).

We may also, in our discretion, base eligibility upon any single factor, or multiple factors, which we deem to be an indication that an agency contributes value to the Company. Such factors may include, but are not limited to, written premium volume, length of a relationship with the Company, and potential growth of written premium volume. We may make an eligibility determination at any time. Upon the Company’s granting eligible status to an agency, the Committee shall notify the agency of its eligible status. The notification shall include the rules and procedures, or a summary thereof, related to eligibility, enrollment, subscription, and contributions.

8.	Can an eligible participant become ineligible to participate?

We may, in our sole discretion, revoke the status of an agency, or any of its Eligible Persons, as an eligible participant at any time. Such revocation may be based on any number of factors, including, but not limited to: (i) a decrease in written premiums procured by an eligible agency; (ii) an eligible agency entering into a contract to procure written premiums for a competing insurer or underwriter; or (iii) a continuous decision not to purchase shares under the Plan.

Any agency’s eligibility will be automatically revoked upon the occurrence of the following:

•	The eligible agency completely withdraws from the Plan;

•	If at any time while eligible, the agency commits an act that is found by a court of law to constitute a felony; or

•	The eligible agency fails to enroll in the Plan within the first eight enrollment periods following the date such agency is granted eligibility.

If an agency’s eligibility is automatically revoked, the eligibility of such agency’s Eligible Persons will also be automatically revoked.

9.	How may an eligible participant enroll in the Plan?

We will provide to each eligible insurance agency the following documents and materials:

•	A blank “Eligible Persons List,” which may be used by the agency to designate Eligible Persons who may participate in the Plan; and

•	An “Enrollment Form,” along with an “Eligibility Notice.”

The Company will send such materials to each non-enrolled eligible agency before each “Enrollment Period” (as described below). If an agency wishes to participate in the Plan, the agency must return the completed Enrollment Form to the Company prior to the end of the Enrollment Period.

Each agency that wants to participate in the Plan must provide the Company with a completed Eligible Persons List setting forth the agency’s Eligible Persons. Agency principals determine and designate the Eligible Persons who may participate in the Plan. Agencies may not add Eligible Persons to the Eligible Persons List until the next Enrollment Period. Agencies must immediately inform us if any person or entity on the completed Eligible Persons List is no longer affiliated with the eligible agency, or is deemed “ineligible” by the agency principals.

Eligible Persons listed on the Eligible Persons List are under no obligation to purchase our common stock through the Plan for any calendar quarter. Persons or entities not listed on the Eligible Persons List may not purchase shares of our common stock through the Plan.

An eligible agency and/or its affiliated Eligible Persons will become a participant in the Plan (i) after such entity or person has received a copy of this prospectus and any applicable prospectus supplement, (ii) after we have received a completed Enrollment Form signed by the eligible agency and by each Eligible Person, and (iii) if such person or entity has not been determined to be ineligible by the Plan’s administrator.

10.	When may an eligible participant enroll in the Plan?

Enrollment Periods are held quarterly and extend from the 15th until the last day of each March, June, September and December.

Costs and Expenses

11.	Are there any expenses to participants in connection with purchases under the Plan?

No. Participants are not obligated to pay any brokerage commissions or other administrative charges with respect to the purchase of common stock under the Plan.

Purchases

12.	How many shares are available to be purchased under the Plan?

We reserved 125,000 shares of our common stock for sale under the Plan. Subject to adjustments for any stock splits, stock dividends, and reverse stock splits, the Company may not issue additional shares under the Plan without shareholder approval. See Question 20.

13. What is the price of shares of common stock purchased under the Plan?

The price for each share of common stock purchased under the Plan is 90% of the average of the closing prices of our common stock on the NASDAQ Global Market during the applicable Subscription Period. Subscription Periods are held quarterly and extend from the 1st to the 15th day of each January, April, July and October.

14.	Are there limitations on the amount of contributions or purchases that can be made?

Yes. The aggregate purchases by an eligible agency and its Principals and Key Employees may not exceed 1,000 shares of our common stock in any calendar year. Additionally, the aggregate purchases by an eligible agency and its Principals and Key Employees may not exceed 500 shares of our common stock in any calendar quarter. In addition, any agency or person subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended, with respect to shares of our common stock or who beneficially owns 5% or more of our outstanding shares of common stock may not participate in the Plan.

15.	How are purchases made under the Plan?

You must indicate on the Subscription Form the amount that is to be contributed to your account. If you elect to subscribe to purchase shares of common stock during the first week of the Subscription Period, you must remit the subscription amount in a lump sum cash contribution to the Company. At the end of the Subscription Period, the Company will purchase as many whole shares of the common stock as possible with the cash balance in your account, subject to the limits of 500 shares per calendar quarter and 1,000 shares per calendar year as described in Question 14 above.

Any excess contributions that were not used to purchase shares of common stock during a Subscription Period will be allocated to and maintained in your account until the next Subscription Period. You must elect on each subsequent Subscription Form whether any such carried-forward amounts are to be used to purchase shares of common stock or if such amounts are to be returned to you. If you fail to make such an election, the carried-forward excess contributions shall be returned to you as soon as is administratively feasible.

16.	Are stock certificates issued for shares of common stock purchased?

No. Shares of common stock purchased are held in your account with us under the Plan. Stock certificates are not issued until you decide to withdraw, in whole or part, shares from your account. However, no certificates will be issued if the Company exercises its right of first refusal and purchases the shares directly from your account.

17.	In whose name are accounts maintained and certificates registered when issued?

Accounts in the Plan will be maintained in the name of the eligible participant. Consequently, certificates when issued for full shares will be registered in the same name.

Dividends

18.	Are participants entitled to receive dividends when paid to other holders of the common stock?

Yes. Participants are entitled to receive any dividends paid on the shares of common stock allocated to their account. These dividends are not automatically used to purchase additional shares under the Plan and will be paid to participants as soon as it is administratively feasible to do so. If you elect to purchase additional shares of our common stock with these dividends, such shares will be purchased at the current market value and will not be eligible to receive the discounted price offered under the Plan. Therefore, such shares are not subject to the Plan’s calendar quarter and calendar year purchase limits.

Withdrawal from the Plan

19.	How and when may a participant withdraw from the Plan?

You may submit a Withdrawal Notice to us at any time indicating (i) whether you are engaging in a complete or partial withdrawal, and (ii) the number or percentage of shares you are withdrawing. You may withdraw all or a portion of the shares in your participant account, subject to our right of first refusal to repurchase the shares being withdrawn.

We must notify you within 14 days after receiving your Withdrawal Notice whether we are exercising our right of first refusal with respect to the shares being withdrawn. We may purchase all or a portion of the shares in question, with such shares valued at the greater of (i) the NASDAQ closing price per share on the day the Withdrawal Notice is postmarked, or (ii) the NASDAQ closing price per share on the date the notice notifying you that we are exercising our right of first refusal is postmarked.

If we purchase any of the shares you are withdrawing, we will remit a check to you for those shares within 14 days following the end of the calendar quarter in which the withdrawal occurs. If we do not elect to purchase all of the shares you are withdrawing, we will issue a stock certificate to you for the shares we do not purchase within 14 days following the end of the calendar quarter in which the withdrawal occurs and a check for any shares that we elect to purchase.

If you indicate on the Withdrawal Notice that you are engaging in a partial withdrawal, any shares not being withdrawn and any contributions in your account that have not been used to purchase stock will remain in your account. If you indicate on the Withdrawal Notice that you are engaging in a complete withdrawal, your participation in the Plan ceases, you automatically lose your eligible participant status, and contributions in your account that have not been used to purchase shares of common stock will be returned to you, without interest, within 14 days following the end of the calendar quarter in which the withdrawal occurs.

Other Information

20.	What happens if we declare a stock split or stock dividend or change or exchange our common stock for shares of stock or other securities of our own or another corporation?

The Committee will make appropriate adjustments in the total number and kind of our shares that are reserved for sale under the Plan if our outstanding shares of common stock are increased or decreased or changed into or exchanged for a different number or kind of our shares or other securities or stock or securities of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend (either in shares of our common stock or of another class of our stock), spin-off or combination of shares.

21.	What are the federal income tax consequences of participation in the Plan?

The Plan is not an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended. Therefore, the discount on the stock purchased by participants is taxable to the participant at the time stock is purchased, and the participant will be treated as having received ordinary income in an amount equal to the difference between the subscription price paid and the then fair market value of the common stock acquired. At the end of each calendar year, we will mail to each participant a Form 1099 reflecting the amount of ordinary income earned under the Plan. We will be entitled to a tax deduction at the same time in a corresponding amount. The participant’s basis in the common stock purchased under the Plan will be equal to the purchase price plus the amount of ordinary income recognized.

When a participant withdraws its common stock shares it may, subject to the Company’s election to exercise its right of first refusal, receive either cash or certificated shares of common stock. If we repurchase the withdrawing participant’s shares, the participant is taxed on the difference between the pre-discount market price per share at the time of purchase and the sale price at the time the participant receives cash for such shares. Such taxes are computed in accordance with the capital gains tax rules. If withdrawn, and the common stock shares are not repurchased but are instead delivered to the participant, the participant will not be taxed on the withdrawn common stock shares.

We also advise you to consult with a tax advisor to determine the tax consequences of a given transaction.

22.	May the Plan be changed or discontinued?

Yes. We reserve the right to amend, modify or terminate the Plan at any time without notice or shareholder approval, unless otherwise required by law or court order.

PLAN OF DISTRIBUTION

We have reserved 125,000 shares of common stock for sale to eligible agencies and other eligible participants under the Plan, until the Plan terminates on June 30, 2013 or by earlier action by the Company. We will offer the shares of common stock under the Plan directly to eligible agencies and other eligible participants through our officers and will not use a broker or a dealer. In addition, we will not pay commissions, discounts or any other payments to any person for services in connection with the offer or sale of shares of common stock under the Plan. We will pay all costs of administering the Plan. Participants will not incur brokerage commissions or service charges for the purchase of shares under the Plan.

USE OF PROCEEDS

No minimum amount of proceeds is required to be received by us in this offering. We intend to use the proceeds from sales of these shares for general corporate purposes, which may include making investments in and advances to our subsidiaries. Pending such use, the proceeds may be temporarily invested. The precise amounts and timing of the application of the proceeds will depend on our business requirements and the availability of other sources of funding.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2011 have been so incorporated in reliance on the report(s) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL OPINION

The legality of the issuance of the shares of common stock offered hereby will be passed upon for the Company by Stevens & Lee, P.C., 620 Freedom Business Center, Suite 200, Valley Forge, Pennsylvania 19406.

AVAILABLE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC’s public reference room at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our filings with the SEC are also available to the public from commercial document retrieval services and at the worldwide web site maintained by the SEC at “http://www.sec.gov.”

Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports are available without charge on our website, www.easterninsuranceholdings.com. We are providing the address to our website solely for the information of investors. We do not intend the reference to our website to be an active link or to otherwise incorporate the contents of the website into this prospectus.

As permitted by the rules and regulations of the SEC, this prospectus does not contain all of the information set forth in the registration statement. For further information with respect to us and the securities covered by this prospectus, reference is made to the registration statement, including the exhibits filed or incorporated by reference in the registration statement. Statements contained in this prospectus concerning the provisions of documents filed with, or incorporated by reference in, the registration statement as exhibits are necessarily summaries of those documents and each statement is qualified in its entirety by reference to the copy of the applicable documents filed with the SEC. Copies of the registration statement and its exhibits are on file at the offices of the SEC and may be obtained upon payment of the prescribed fee or may be examined without charge at the public reference room of the SEC described above or at the worldwide web site maintained by the SEC described above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We incorporate the following documents into this prospectus by reference:

(a)	Our Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the Commission on March 12, 2012.

(b) The description of the Company’s Common Stock, no par value, is incorporated herein by reference to the section entitled “DESCRIPTION OF EASTERN HOLDINGS CAPITAL STOCK” set forth in the Company’s Registration Statement No. 333-128913 on Form S-1 filed with the Commission. The description of the provisions in the Company’s Articles of Incorporation and Bylaws that may have an effect of delaying, deferring or preventing a change in control of the Company, is incorporated herein by reference to the section entitled “DESCRIPTION OF EASTERN HOLDINGS CAPITAL STOCK – Restrictions on Acquisition of Eastern Holdings and Related Anti-Takeover Provisions” set forth in the Company’s Registration Statement No. 333-128913 on Form S-1 filed with the Commission. This description was also incorporated by reference into the Company’s Form 8-A Registration Statement pursuant to Section 12(g) of the Exchange Act, filed on June 16, 2006 (File No. 06908845).

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents.

Any statement incorporated in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement and any statement contained in this prospectus shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in any subsequently filed document that is deemed to be incorporated by reference modifies or supersedes such statement.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, on written or oral request, a copy of any or all documents incorporated by reference in this prospectus, other than exhibits to those documents unless the exhibits are specifically incorporated by reference. Requests should be directed to:

Kevin M. Shook

Executive Vice President and Chief Financial Officer

Eastern Insurance Holdings, Inc.

25 Race Avenue

Lancaster, PA 17603-3179

Phone: 1 (888) 654-7100

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Set forth below is an estimate of the approximate amount of fees and expenses which may be incurred by the Company in connection with the issuance and distribution of shares of common stock pursuant to the prospectus contained in this Registration Statement and which will be paid by the Company.

Accounting fees and expenses	$1,000

Legal fees and expenses	3,000

Printing and Mailing	1,000

Miscellaneous expenses	1,000

Total	$6,000

Item 15. Indemnification of Directors and Officers.

Pennsylvania law provides that a Pennsylvania corporation such as EIHI may indemnify its directors, officers, employees and agents against liabilities they may incur in such capacities for any act or omission, whether or not the corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a bylaw amendment, with the approval of the shareholders, providing for the elimination of a director’s liability for monetary damages for any action taken or failure to take any action unless the director has breached or failed to perform the duties of his office and that breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

Our bylaws provide for (i) indemnification of our directors, officers, employees and agents and (ii) the elimination of a director’s liability for monetary damages, to the fullest extent permitted by Pennsylvania law unless the director has breached or failed to perform the duties of his or her office under Subchapter B of Chapter 17 of the Pennsylvania Business Corporation Law, and such breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

The directors and officers of EIHI and its subsidiaries are also insured against certain liabilities for their actions, as such, by an insurance policy obtained by EIHI.

Item 16. Exhibits.

Exhibit Number	Description of Exhibits

3.1	Articles of Incorporation of Eastern Insurance Holdings, Inc. (Incorporated by reference from Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.)

3.2	Bylaws of Eastern Insurance Holdings, Inc. (Incorporated by reference from Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.)

4.1	Form of Subscription Agreement under the Eastern Insurance Holdings, Inc. 2008 Agency Stock Purchase Plan.

5.1	Opinion of Stevens & Lee, P.C.*

23.1	Consent of PricewaterhouseCoopers LLP, dated March 26, 2012.

23.2	Consent of Stevens & Lee, P.C. (included in its opinion in Exhibit 5.1).*

24.1	Powers of attorney (included on page II-3 hereof).*

99.1	Eastern Insurance Holdings, Inc. Amended and Restated 2008 Agency Stock Purchase Plan

99.2	Eastern Insurance Holdings, Inc. 2008 Agency Stock Purchase Plan Summary of Rules and Procedures

99.3	Eastern Insurance Holdings, Inc. 2008 Agency Stock Purchase Plan Enrollment Form

99.4	Eastern Insurance Holdings, Inc. 2008 Agency Stock Purchase Plan Form of Eligibility Notice

99.5	Eastern Insurance Holdings, Inc. 2008 Agency Stock Purchase Plan Form of Withdrawal Notice

99.6	Eastern Insurance Holdings, Inc. 2008 Agency Stock Purchase Plan Right of First Refusal Notice and Share Repurchase Form

99.7	Eastern Insurance Holdings, Inc. 2008 Agency Stock Purchase Plan Form of Termination Notice

*	Previously Filed

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the Registrant is subject to Rule 430B:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(A) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(B) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(C) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(D) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(7) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lancaster, Pennsylvania, on March 26, 2012.

EASTERN INSURANCE HOLDINGS, INC.

By:	/s/ Kevin M. Shook

Kevin M. Shook Executive Vice President, Treasurer and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Michael L. Boguski*	President and Chief Executive Officer (Principal Executive Officer) and Director	March 26, 2012

/s/ Kevin M. Shook	Executive Vice President, Treasurer and Chief	March 26, 2012
Kevin M. Shook	Financial Officer (Principal Financial and Accounting Officer)

Bruce M. Eckert*	Director	March 26, 2012

Robert M. McAlaine*	Chairman and Director	March 26, 2012

Paul R. Burke*	Director	March 26, 2012

Ronald L. King*	Director	March 26, 2012

Scott C. Penwell*	Director	March 26, 2012

W. Lloyd Snyder III*	Director	March 26, 2012

Charles H. Vetterlein, Jr.*	Director	March 26, 2012

* By:	/s/ Kevin M. Shook
Kevin M. Shook Attorney-in-fact March 26, 2012

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

3.1	Articles of Incorporation of Eastern Insurance Holdings, Inc. (Incorporated by reference from Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011)

3.2	Bylaws of Eastern Insurance Holdings, Inc. (Incorporated by reference from Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011)

4.1	Form of Subscription Agreement under the Eastern Insurance Holdings, Inc. 2008 Agency Stock Purchase Plan.

5.1	Opinion of Stevens & Lee, P.C.*

23.1	Consent of PricewaterhouseCoopers LLP, dated March 26, 2012.

23.2	Consent of Stevens & Lee, P.C. (included in its opinion in Exhibit 5.1).*

99.1	Eastern Insurance Holdings, Inc. Amended and Restated 2008 Agency Stock Purchase Plan

99.2	Eastern Insurance Holdings, Inc. 2008 Agency Stock Purchase Plan Summary of Rules and Procedures

99.3	Eastern Insurance Holdings, Inc. 2008 Agency Stock Purchase Plan Enrollment Form

99.4	Eastern Insurance Holdings, Inc. 2008 Agency Stock Purchase Plan Form of Eligibility Notice

99.5	Eastern Insurance Holdings, Inc. 2008 Agency Stock Purchase Plan Form of Withdrawal Notice

99.6	Eastern Insurance Holdings, Inc. 2008 Agency Stock Purchase Plan Right of First Refusal Notice and Share Repurchase Form

99.7	Eastern Insurance Holdings, Inc. 2008 Agency Stock Purchase Plan Form of Termination Notice

*	Previously filed